UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                  December 20, 2012

Lakes Entertainment, Inc.
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(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305
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(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                                                (952) 449-9092

Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.          Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 20, 2012, the Company’s Board of Directors granted to Lyle Berman, the Company’s Chief Executive Officer and a director, and Neil I. Sell, a director, a waiver of Section 7 of the Company’s Code of Business Conduct and Ethics as it relates to insider trading of the Company’s stock.  The transaction was a purchase by Mr. Sell, as Trustee of trusts for the benefit of Mr. Berman’s children, of 231,850 shares of the Company’s common stock (the “Shares”), from an individual.  This individual had pledged the Shares to Mr. Berman as security for a personal loan.  Therefore, the sale proceeds were used to repay Mr. Berman in connection with the loan.

At the time of the transaction, the Company was in a black-out period as a result of the transaction’s proximity to the Company’s fiscal year end, and the transaction may have been prohibited under the Company’s Policy on Avoidance of Insider Trading.  The Board of Directors approved the waiver and permitted the trusts to purchase the Shares after Messrs. Berman and Sell attested to the fact that they were not in possession of any material non-public information.

Item 9.01.          Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: December 21, 2012	By:	/s/ Timothy J. Cope
Name: Timothy J. Cope Title: President and Chief Financial Officer